May 29, 2018

Mutual Fund Series Trust 17605 Wright Street, Suite 2 Omaha NE 68130

Re: Mutual Fund Series Trust, File Nos. 333-132541 and 811-21872

Ladies and Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 358 to the Registration Statement, File Nos. 333-132541 and 811-21872 (the “Registration Statement”), of Mutual Fund Series Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that the shares of the following series of the Trust:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation Fund	Class A, C, I and T
AlphaCentric Bond Rotation Fund	Class A, C, I and T
AlphaCentric Income Opportunities Fund	Class A, C, I and T
AlphaCentric Hedged Market Opportunity Fund	Class A, C, I and T
AlphaCentric Global Innovations Fund	Class A, C, I and T
AlphaCentric Small Cap Opportunities Fund	Class A, C, I and T
Camelot Excalibur Small Cap Income Fund	Class A, C, and I
Camelot Premium Return Fund	Class A, C and I
Catalyst Multi-Strategy Fund	Class A, C, I and T
Catalyst Insider Long/Short Fund	Class A, C, I and T
Catalyst Insider Buying Fund	Class A, C, I and T
Catalyst Enhanced Income Strategy Fund	Class A, C, I and T
Catalyst Systematic Alpha Fund	Class A, C, I and T
Catalyst IPOX Allocation Fund	Class A, C, I and T
Catalyst Hedged Commodity Strategy Fund	Class A, C, I and T
Catalyst Hedged Futures Strategy Fund	Class A, C, I and T

Catalyst Macro Strategy Fund	Class A, C, I and T
Catalyst/Millburn Hedge Strategy Fund	Class A, C, I and T
Catalyst Small Cap Insider Buying Fund	Class A, C, I and T
Catalyst Dynamic Alpha Fund	Class A, C, I and T
Catalyst/CP Focus Large Cap Fund	Class A, C, I and T
Catalyst/CP Focus Mid Cap Fund	Class A, C, I and T
Catalyst/CP World Equity Fund	Class A, C, I and T
Catalyst Buyback Strategy Fund	Class A, C, I and T
Catalyst/Groesbeck Growth of Income Fund	Class A, C, I and T
Catalyst Exceed Defined Risk Fund	Class A, C, I and T
Catalyst Exceed Defined Shield Fund	Class A, C, I and T
Catalyst/Lyons Tactical Allocation Fund	Class A, C, I and T
Catalyst/MAP Global Balanced Fund	Class A, C, I and T
Catalyst/MAP Global Equity Fund	Class A, C, I and T
Catalyst MLP & Infrastructure Fund	Class A, C, I and T
Catalyst Floating Rate Income Fund	Class A, C, I and T
Catalyst/Princeton Credit Opportunity Fund	Class A, C, I and T
Catalyst/Stone Beach Income Opportunity Fund	Class A, C, I and T
Catalyst/SMH High Income Fund	Class A, C, I and T
Catalyst/SMH Total Return Income Fund	Class A, C, I and T
Catalyst Time Value Trading Fund	Class A, C, I and T
Catalyst/Resolve Adaptive Asset Allocation Strategy Fund	Class A, C, I and T
Day Hagan Tactical Allocation Fund	Class A, C, I and T
Day Hagan Tactical Dividend Fund	Class A, C, I and T
Day Hagan Tactical Hedged Strategy Fund	Class A, C, I and T
Empiric 2500 Fund	Class A and C
Eventide Gilead Fund	Class A, C, N, I and T
Eventide Healthcare & Life Sciences Fund	Class A, C, N, I and T
Eventide Multi-Asset Income Fund	Class A, C, N, I and T
Eventide Global Dividend Opportunities Fund	Class A, C, N, I and T
Eventide Limited-Term Bond Fund	Class A, C, N, I and T
JAG Large Cap Growth Fund	Class A, C, and I

(collectively, the “Funds”), if issued in accordance with the then-current Prospectuses and Statements of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

We give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 358 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/Thompson Hine LLP

THOMPSON HINE LLP

JMS/AJD